Exhibit 23.8
CONSENT OF FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
     We hereby consent to the use of the opinion letter of Friedman, Billings, Ramsey & Co., Inc. (“FBR”) dated February 5, 2008 to the Board of Directors of Quest Resource Corporation (“Quest”), which is included as Annex C to the Joint Proxy Statement/Prospectus that forms part of the Registration Statement on Form S-4 of Quest relating to the proposed merger of Quest MergerSub, Inc., a wholly owned subsidiary of Quest, with and into Pinnacle Gas Resources, Inc., (“Pinnacle”). We also consent to references to FBR and to such opinion letter in such Joint Proxy Statement/Prospectus under the headings “Questions and Answers About the Merger,” “Summary—Opinions of Financial Advisors,” “The Merger—Background of the Merger,” “The Merger—Quest’s Reasons for the Merger and Recommendation of Quest’s Board of Directors,” and “The Merger—Opinion of Quest’s Financial Advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Securities Act”), nor do we admit that we are experts with respect to any Registration Statement within the meaning of the term “expert” as used in the Securities Act. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of this Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any amendments to this Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

Friedman, Billings, Ramsey & Co., Inc.
By:	/s/ Patrick J. Keeley
Name:	Patrick J. Keeley
Title:	Executive Vice President & Co-Head of Investment Banking